Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan of PRT Group Inc.) of our report dated October 27, 1997 with respect to the financial statements and schedule of PRT Group Inc. included in its Registration Statement on Form S-1 (File No. 333-36169) and the related Prospectus.

                          /s/ Ernst & Young LLP

                          ERNST & YOUNG LLP



New York, New York
January 21, 1998